EXHIBIT 1

AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: September 18, 2026

STRATEGIC VALUE PARTNERS, LLC

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

/s/ Victor Khosla

VICTOR KHOSLA

STRATEGIC VALUE EXCELSIOR FUND, L.P.

By: SVP Excelsior Management LLC, its investment manager

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

STRATEGIC VALUE CAPITAL SOLUTIONS II MF L.P.

By: SVP Capital Solutions II LLC, its investment manager

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

STRATEGIC VALUE SPECIAL SITUATIONS MASTER FUND V, L.P.

By: SVP Special Situations V LLC, its investment manager

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

STRATEGIC VALUE SPECIAL SITUATIONS VI MF, L.P.

By: SVP Special Situations VI LLC, its investment manager

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer